Exhibit h(5)(i)

AMENDED AND RESTATED PARTICIPATION AGREEMENT

Among

VANGUARD VARIABLE INSURANCE FUND

and

THE VANGUARD GROUP, INC.

and

VANGUARD MARKETING CORPORATION

and

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

THIS AGREEMENT, made and entered into as of the 17th day of October 2012, by and among VANGUARD VARIABLE INSURANCE FUND (hereinafter the “Fund”), a Delaware business trust, THE VANGUARD GROUP, INC. (hereinafter the “Sponsor”), a Pennsylvania corporation, VANGUARD MARKETING CORPORATION (hereinafter the “Distributor”), a Pennsylvania corporation, and MUTUAL OF AMERICA LIFE INSURANCE COMPANY (hereinafter the “Company”), a New York corporation, on its own behalf and on behalf of each segregated asset account of the Company named in Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”).

WHEREAS, the Fund, the Sponsor, the Distributor, and the Company are parties to a Participation Agreement dated as of April 29, 2005, as amended (the “Original Agreement”);

WHEREAS, the Fund, the Sponsor, the Distributor, and the Company desire to amend and restate the Original Agreement in its entirety;

WHEREAS, the Fund was organized to act as the investment vehicle for variable life insurance policies and variable annuity contracts to be offered by separate accounts of insurance companies which have entered into participation agreements with the Fund and the Sponsor (hereinafter “Participating Insurance Companies”); and

1

WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a “Portfolio,” and representing the interest in a particular managed portfolio of securities and other assets; and

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the assets of each Portfolio of the Fund are managed by several entities (the “Advisers”), each of which is duly registered as an investment adviser under the federal Investment Advisers Act of 1940 and any applicable state securities laws; and

WHEREAS, the Company has established or will establish one or more Accounts to fund certain variable annuity contracts and variable life insurance policies (the “Variable Insurance Products”), which Accounts and Variable Insurance Products are either registered under the 1940 Act and the 1933 Act, respectively, or have not been registered in reliance on exemptions from registration set forth in such acts; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company, on the date shown for each Account on Schedule A hereto, to set aside and invest assets attributable to the Variable Insurance Products; and

WHEREAS, the Distributor is a wholly-owned subsidiary of the Sponsor, is registered as a broker dealer with the Securities and Exchange Commission (“SEC”) tinder the Securities Exchange Act of 1934, as amended (the “1934 Act”) and is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios on behalf of each Account to fund the Variable Insurance Products and the Sponsor is authorized to sell such shares to the Accounts at net asset value; and

WHEREAS, the Company and the Sponsor have entered into an Electronic Trading Agreement (VVIF-Only) of even date herewith (the “Electronic Trading Agreement”) which sets forth the operational provisions governing the purchase and redemption of shares of the Fund by the Accounts and related matters;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Sponsor and the Distributor agree as follows:

ARTICLE I. Sale of Fund Shares

1.1                               The Sponsor and the Distributor agree to sell to the Company those shares of the Portfolios of the Fund listed on Schedule B which each Account orders, in accordance with the Electronic Trading Agreement.

1.2                               The Fund, subject to the provisions of Article IX of this Agreement, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to the rules of the SEC and the Fund shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person including, but not limited to, the Company, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. Further, it is acknowledged and agreed that the availability of shares of the Fund shall be subject to the Fund’s then current prospectus and statement of additional information, federal and state securities laws and applicable rules and regulations of the SEC and FINRA.

1.3                               The Fund and the Sponsor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of any Portfolio will be sold to the general public.

1.4                               The Fund and the Sponsor will not sell Fund shares to any Participating Insurance Company or its separate account unless an agreement containing substantive operational and legal provisions substantially similar to those contained in this Agreement is in effect to govern such sales. For purposes of this provision, “substantive operational and legal provisions” includes matters such as the price at which Fund shares are available, deadlines for order receipt by the Company, trade date determinations, the representations and warranties set forth in Article II, and the provisions of Section 5.1, but does not include other administrative and operational arrangements.

1.5                               The Fund agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Fund held by an Account, in accordance with the Electronic Trading Agreement. The Fund reserves the right to suspend redemption privileges or pay redemptions in kind, as disclosed in the Fund’s prospectus or statement of additional information. The Fund agrees to treat the Company like any other shareholder in similar circumstances in making these determinations.

1.6                               The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current prospectus of the Fund and in accordance with the provisions of such prospectus and the accompanying statement of additional information.

1.7                               Issuance and transfer of a Fund’s shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account. The Fund shall furnish to the Company the CUSIP number assigned to each Portfolio of the Fund identified in Schedule B hereto.

1.8                               The Sponsor shall make available to the Company information regarding any income, dividends, or capital gain distributions payable on any Portfolio shares as soon as reasonably practicable, and shall use commercially reasonable efforts to make such information available on a same-day basis. The Company hereby elects to receive all income, dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of dividends and distributions.

ARTICLE II. Representations and Warranties

2.1                               The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law; that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Section 4240 of the New York Insurance Code; that it has and will maintain the capacity to issue all Variable Insurance Products that may be sold; and that it is properly licensed, qualified and in good standing to sell the Variable Insurance Products in all fifty states and the District of Columbia.

2.2                               The Company represents and warrants that the Variable Insurance Products are either registered or exempt from registration- under the 1933 Act.

2.3                               The Company represents and warrants that it has registered each Account for which such registration is required as a unit investment trust in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Variable Insurance Products.

2.4                               The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of New York and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund, the Distributor, or the Sponsor.

2.5                               The Fund represents that it is qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and that it will make every effort to maintain qualification (under Subchapter M or any successor or similar provision) and (ii) it will notify the Company immediately upon having a reasonable basis for believing that it ceased to so qualify or that it might not so qualify in the future. The Fund acknowledges that any failure to qualify as a Regulated Investment Company will eliminate the ability of the subaccounts to avail themselves of the “look through” provisions of Section 817(h) of the Code, and that as a result the Variable Insurance Products will almost certainly fail to qualify as endowment or life insurance contracts under Section 817(h) of the Code.

2.6                               The Company represents that the Variable Insurance Products will be treated as annuity, endowment or life insurance contracts under applicable provisions of the Code and that it’ will make every effort to maintain such treatment and that it will notify the Fund and the Sponsor immediately upon having a reasonable basis for believing that the Variable Insurance Products have ceased to be so treated or that they might not be so treated in the future.

2.7                               The Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise.

2.8                               The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of New York and the Fund and the Sponsor represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of New York to the extent required to perform this Agreement.

2.9                               The Distributor represents and warrants that it is a member in good standing of FINRA and is registered as a broker-dealer with the SEC. The Distributor further represents that it will sell and distribute the Fund shares in accordance with the laws of the State of New York and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

2.10 The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act and any applicable regulations thereunder.

2.11 The Sponsor represents and warrants that the Advisers to the Fund are, and the Sponsor shall use its best effort to cause the Advisers to remain, duly registered in all material respects under all applicable federal and state securities laws and to perform their obligations for the Fund in compliance in all material respects with the laws of the State of New York and any applicable state and federal securities laws.

2.12 The Fund and the Sponsor represent and warrant that all of their trustees, directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or other applicable laws or regulations as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.13 With respect to the Variable Insurance Products, which are registered or exempt from registration under the 1933 Act; the Company represents and warrants that:

(a)                                 The Company is the principal underwriter for each such Account and any subaccounts thereof and is a registered broker-dealer with the SEC under the 1934 Act;

(b)                                 the shares of the Portfolios of the Fund are and will continue to be the only investment securities held by the corresponding subaccounts;

(c)                                  the number of Portfolios of the Fund available for investment by the Accounts will not constitute a majority of the total number of mutual funds or portfolio selections available for investment by the Accounts in any Variable Insurance Product that is a variable annuity; and

(d)                                 with regard to each Portfolio, the Company, if permitted by law, on behalf of the corresponding subaccount, will:

(i)                                     vote such shares held by it in the same proportion as the vote of all other holders of such shares; and

(ii)                                  refrain from substituting shares of another security for such shares unless the SEC has approved such substitution in the manner provided in Section 26 of the 1940 Act.

2.14 The Fund represents that it will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

ARTICLE III. Offering Documents and Reports

3.1                               The Fund, the Sponsor or their designee shall provide the Company (at the Sponsor’s expense) with as many copies of the Fund’s current prospectus as the Company may reasonably request. The Company shall provide a copy of the Fund’s prospectus to each Variable Insurance Product owner. If requested by the Company in lieu thereof, the Fund or the Sponsor shall provide such documentation (including a final copy of the new prospectus as set in type at the Fund’s or the Sponsor’s expense) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus for the Fund is amended) to have the prospectus for the Variable Insurance Products and the Fund’s prospectus printed together in one document. In such event, the Fund or the Sponsor shall promptly upon the Company’s request provide the relevant prospectus information by e-mail and/or disk, print-ready Word, PDF or other electronic files customarily used in the financial printing industry. The Sponsor agrees to reimburse the Company for a portion of the costs of printing the prospectus for the Variable Insurance Products and the Fund’s prospectus together in one document; provided, however, that the Sponsor’s reimbursement obligation hereunder shall apply only to combined prospectuses printed for distribution to Variable Insurance Product owners with investments allocated to the Fund as of May 1 of a given year, and shall be limited to the cost of printing the portions of the Fund’s prospectus relating to the Portfolios listed on Schedule B hereto. The Sponsor shall not be required to reimburse the Company any costs of printing a combined prospectus for distribution to prospective purchasers of the Variable Insurance Products.

3.2                               The Fund’s prospectus shall state that the statement of additional information for the Fund is available from the Sponsor (or in the Fund’s discretion, the prospectus shall state that the statement of additional information is available from the Fund) and the Sponsor (or the Fund), at its expense, shall print and provide such statement free of charge to the Company and to any owner of a Variable Insurance Product or prospective owner who requests such statement.

3.3                               The Fund, at its own expense, shall provide the Company with copies of its reports to shareholders, other communications to shareholders, and, if required by applicable law, proxy material, in such quantity as the Company shall reasonably require for distributing to Variable Insurance Product owners. The Fund shall provide to the Company the prospectuses and annual reports referenced in this Agreement within fifteen (15) days prior to the Company’s obligation to mail, and the Company agrees to provide the Fund with advance notice of such date. If the documents are not delivered to the Company within ten (10) days of the Company’s obligation to mail, the Fund shall reimburse the Company for any extraordinary out-of-pocket costs (including, but not limited to, overtime for printing and mailing). If requested by the Company in lieu thereof, the Fund or the Sponsor shall provide such documentation (including a final copy of the new annual or semi-annual report of the Fund as set in type at the Fund’s or the Sponsor’s expense) and other assistance as is reasonably necessary in order for the Company to have the annual or semi-annual report, as the case may be, for the Variable Insurance Products and the Fund’s annual or semi-annual report, as appropriate, printed together in one document. In such event, the Fund or the Sponsor shall promptly upon the Company’s request provide the relevant Annual or semiannual report information by e-mail and/or disk, print-ready Word, PDF or other electronic files customarily used in the financial printing industry. The Sponsor agrees to reimburse the Company for a portion of the costs of printing the annual or semi-annual report, as the case may be, for the Variable Insurance Products and the Fund’s annual or semi-annual report, as appropriate, together in one document; provided, however, that the Sponsor’s reimbursement obligation hereunder shall apply only to combined reports printed for distribution to Variable Insurance Product owners, and shall be limited to the cost of printing the portions of the Fund’s’annual or semi-annual report, as appropriate, relating to the Portfolios listed on Schedule B hereto. The Sponsor shall not be required to reimburse the Company any costs of printing a combined annual or semi-annual report for distribution to prospective purchasers of the Variable Insurance Products.

ARTICLE IV. Sales Material and Information

4.1                               The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, its Advisers or the Sponsor is named, at least ten Business Days prior to its use. The Company may use such material in fewer than ten Business Days if it receives the written consent of the Fund or its designee. No such material shall be used if the Fund or its designee reasonably objects to such use within ten Business Days after receipt of such material. In connection with the identification of the Portfolios in any such material, the use of the Sponsor’s name or identification of the Portfolios shall be given no greater prominence than any other mutual fund or portfolio selection offered in a Variable Insurance Product that is a variable annuity.

4.2                               The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Variable Insurance Products other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Sponsor, except with the permission of the Fund or the Sponsor or the designee of either.

4.3                               The Fund, Sponsor, Distributor or their designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or an Account is named at least ten Business

Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten Business Days after receipt of such material.

4.4                               The Fund, the Distributor and the Sponsor shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Variable Insurance Products other than the information or representations contained in a prospectus for the Variable Insurance Products, as such prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Variable Insurance Product owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5                               The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, prior to or contemporaneously with the filing of each document with the SEC or other regulatory authorities.

4.6                               The Company will provide to the Fund at least one complete copy of all prospectuses, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemption, requests for no action letters, and all amendments to any of the above, that relate to the Variable Insurance Products or each Account, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.

4.7                               The Company and the Fund shall also each promptly inform the other of the results of any examination by the SEC (or other regulatory authorities) that relates to the Variable Insurance Products, the Fund or its shares, and the party that was the subject of the examination shall provide the other party with a copy of relevant portions of any “deficiency letter” or other correspondence or written report regarding any such examination, subject to appropriate confidentiality arrangements between the parties.

4.8                               The Fund and the Sponsor will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Portfolio, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the prospectus for any Account. The Fund and the Sponsor will cooperate with the Company so as to enable the Company to solicit voting instructions from owners of Variable Insurance Products, to the extent a solicitation is required by applicable law, or to make changes to its prospectus in an orderly manner, at no cost to the Company.

4.9                               For purposes of this Article IV, the phrase “sales literature and other promotional material” includes, but is not limited to, sales literature (i.e., any written communication distributed or made generally available to customers, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published articles), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and prospectuses, shareholder reports, and proxy materials.

ARTICLE V. Fees and Expenses

5.1                               The Fund and Sponsor shall pay no fee or other compensation to the Company under this Agreement. Nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Fund and or to the Accounts.

5.2                               All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the fees and expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, all taxes on the issuance or transfer of the Fund’s shares.

5.3                               The Fund shall bear the expenses of printing, and the Company shall bear the expenses of distributing, the Fund’s prospectus to owners of Variable Insurance Products issued by the Company. The Company shall bear the expenses of distributing the Fund’s proxy materials (to the extent such proxy solicitation is required by law) and reports to owners of Variable Insurance Products.

ARTICLE VI. Diversification

6.1                               The Fund will at all times invest money from the Variable Insurance Products in such a manner as to ensure that the Variable Insurance Products will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and the Sponsor represent and warrant that each Portfolio of the Fund will meet the diversification requirements of Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for endowment or life insurance contracts and any amendments or other modifications to such Section or Regulations, as if those requirements applied directly to each such Portfolio. In the event of a breach of this Article VI by the Fund, it will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify, each Portfolio of the Fund so as to achieve compliance within the grace period afforded by Regulation 817-5.

6.2          The Fund and the Sponsor represent that each Portfolio will elect to be qualified as a Regulated Investment Company under Subchapter M of the Code and they will maintain such qualification (under Subchapter M or any successor or similar provision).

ARTICLE VII. Indemnification

7.1          Indemnification by the Company

(a)           The Company agrees to indemnify and hold harmless the Fund and each trustee of the Board and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, the Sponsor and the Distributor (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(1)           arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Variable Insurance Products or contained in the contract or policy or sales literature for the Variable Insurance Products (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Variable Insurance Products or in the contract or policy sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Insurance Products or the Fund shares; or

(ii)           arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or

(iv)          result from any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Section 7.1(b) and 7.1(c) hereof.

(b)           The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Fund, whichever is applicable.

(c)           The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on a designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such a party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Variable Insurance Products or the operation of the Fund.

7.2          Indemnification by the Sponsor

(a)           The Sponsor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Sponsor or Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

(ii)           arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Sponsor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)          result from any failure by the Sponsor or the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Sponsor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Sponsor or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

(b)           The Sponsor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)           The Sponsor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Sponsor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Sponsor of any such claim shall not relieve the Sponsor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Sponsor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Sponsor to such party of the Sponsor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Sponsor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)           The Company agrees promptly to notify the Sponsor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each Account.

7.3          Indemnification by the Fund

(a)           The Fund agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims damages, liabilities or expenses (or action in respect thereof) or settlements resulting from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, are related to the operations of the Fund and:

(i)            arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement); or

(ii)           arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof.

(b)           The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company, the Fund, the Sponsor or each Account, whichever is applicable.

(c)           The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party or the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party independently in connection with the defense thereof other than reasonable costs of litigation.

(d)           The Company and the Sponsor agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Variable Insurance Products, with respect to the operation of an Account, or the sale or acquisition of shares of the Fund.

7.4          Indemnification by the Distributor

(a)           The Distributor agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Sponsor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund’s shares or the Variable Insurance Products and:

(i)            arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the: Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or the Fund by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement thereto) or otherwise for use in connection with the sale of the Variable Insurance Products or Fund shares; or

(ii)           arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Insurance Products not supplied by the Distributor or persons under its control) or unlawful conduct of the Fund, the Advisers or persons under their control, with respect to the sale or distribution of the Variable Insurance Products or Fund shares; or

(iii)          arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Variable Insurance Products (or any amendment or supplement thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or

(iv)          result from any failure by the Distributor or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v)           arise out of or result from any material breach of any representation and/or warranty made by the Distributor or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor of the Fund;

as limited by and in accordance with the provisions of Sections 7.4(b) and 7.4(c) hereof.

(b)           The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Accounts, whichever is applicable.

(c)           The Distributor shall not be liable under this indemnification provision with respect to any claim made against an:Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of any such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In any case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Sponsor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by each party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)         The Company agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Variable Insurance Products or the operation of each account.

ARTICLE VIII. Applicable Law

8.1          This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

8.2          This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE IX. Termination

9.1          This Agreement shall continue in full force and effect until the first to occur of:

(a)         termination by any party for any or no reason by sixty (60) days’ advance written notice delivered to the other parties; or

(b)         termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Variable Insurance Products; or

(c)          termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Variable Insurance Products issued or to be issued by the Company; or

(d)         termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(e)           termination by the Company by written notice to the Fund and the Sponsor with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements as specified in Article VI hereof (in the event of such termination, the Company shall withdraw all assets allocable to the separate accounts from the Portfolio and shall reinvest such assets in a different investment medium, including, but not limited to, another Portfolio of the Fund); or

(f)            termination by the Fund, the Sponsor, or the Distributor by written notice to the Company, if any of the Fund, the Sponsor, or the Distributor shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

(g)           termination by the Company by written notice to the Fund and the Sponsor, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund, the Sponsor, or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity.

9.2          Notwithstanding any termination of this Agreement, the Fund and the Sponsor shall, at the option of the Company, continue to make available shares of the Fund pursuant to the terms and conditions of this Agreement, for all Variable Insurance Products in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, should the Company so elect and to the extent of such election, the owners of the Existing Contracts shall be.permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts.

9.3          The Company shall not redeem Fund shares attributable to the Variable Insurance Products (as opposed to Fund shares attributable to the Company’s assets held in the Accounts) except (a) as necessary to implement Variable Insurance Product owner initiated or approved transactions, or (b) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”). Upon request, the Company will promptly furnish to the Fund and the Sponsor the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Sponsor) to the effect that any redemption pursuant to clause (b) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Variable Insurance Products, the Company shall not prevent owners of Variable Insurance Products from allocating payments to a Portfolio that was otherwise available under the Variable Insurance Products without first giving the Fund or the Sponsor 90 days’ notice of its intention to do so.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier, or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. Notice shall be sufficient if directed as specified below, or as modified by later written notices by one or more parties, regardless of the fact that the individuals designated may no longer be in the same positions or employed by the relevant party for which they are identified. If sent by mail, notice shall be deemed given three business days after being deposited with the United States Postal Service by certified mail, return receipt requested, addressed appropriately to the intended recipient. If hand delivered, notice shall be deemed given upon delivery. If sent by facsimile, notice shall be deemed given when the sender has received confirmation of successful transmission.

If to the Fund:	Vanguard Variable Insurance Fund
P.O. Box 2600
Valley Forge, PA 19482
Attn: Heidi Stam

If to the Sponsor:	The Vanguard Group, Inc.
P.O. Box 2600
Valley Forge, PA 19482
Attn: Heidi Stam

If to the Distributor:	Vanguard Marketing Corporation
P.O. Box 2600
Valley Forge, PA 19482
Attn: Heidi Stam

If to the Company:	Mutual of America Life Insurance Company
320 Park Avenue
New York, NY 10022-6839
Attn: Chief Financial Officer
Copy to: General Counsel
Fax: (212) 224-2518

ARTICLE XI. Miscellaneous

11.1                        It is understood and stipulated that neither the shareholders of any Portfolio nor the officers or trustees of the Fund shall be personally liable hereunder.

11.2 Subject to the requirements of the legal process and regulatory authority,

each party hereto shall treat as confidential the names and addresses of the owners of the Variable Insurance Products and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not (unless it has obtained the express written consent of the affected party) disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain.

11.3 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

11.6 Each party hereto shall cooperate with each party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

11.9 The Company shall furnish, or cause to be furnished, to the Fund or its designee copies of the following reports:

(a)                                 the Company’s Annual Financial Statement on Statutory Basis as soon as practical and in any event within 90 days after the end of each fiscal year; and

(b)                                 any registration statement, prospectus or other materials distributed in connection with the sale of the Variable Insurance Products to the extent such registration statement, prospectus or other materials reference the Fund.

11.10 This Agreement, including any Schedule hereto, may be amended or modified only by written instrument, executed by duly authorized officers of the parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified above.

VANGUARD VARIABLE INSURANCE FUND

By:	/s/Heidi Stam

Name:	Heidi Stam

Title:	Secretary

THE VANGUARD GROUP, INC.

By:	/s/Matthew R. Walker

Name:	Matthew R. Walker

Title:	Principal

VANGUARD MARKETING CORPORATION

By:	/s/Heidi Stam

Name:	Heidi Stam

Title:	Senior Vice President

MUTUAL OF AMERICA LIFE INSURANCE COMPANY

By:	/s/ Myon Schlanger

Name:	Myron Schlanger

Title:	Senior VP & Associate Treasurer

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account	Contracts Funded by Separate Account

Mutual of America Separate Account No. 1	All variable contracts offered through this Account

Mutual of America Separate Account No. 2	All variable contracts offered through this Account

Mutual of America Separate Account No. 3	All variable contracts offered through this Account

SCHEDULE B

PORTFOLIOS

The following Portfolios of the Vanguard Variable Insurance Funds shall be made available as investments underlying the Variable Insurance Products, subject to the limitations set forth in Section 2.13(c) hereof:

Money Market Portfolio

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Total Stock Market Index Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio

THE VANGUARD GROUP, INC.

ELECTRONIC TRADING AGREEMENT
(VVIF-ONLY)

This ELECTRONIC TRADING AGREEMENT (VVIF-ONLY) (this “Agreement”) is made this17th Day of October, 2012 by and between The Vanguard Group, Inc. (“Vanguard”), a Pennsylvania corporation with its principal place of business in Pennsylvania, and Mutual of America Life Insurance Company (the “Intermediary”), a New York company with its principal place of business in New York.

1. Background, Vanguard provides services as transfer agent, dividend disbursement agent, and shareholder servicing agent for the VVI Fund. Accounts have been established, and/or will be established, reflecting certain Separate Accounts’ ownership (or the Intermediary’s ownership, on behalf of such Separate Accounts), of shares of the VVIF Portfolios and transactions by or on behalf of the Intermediary, any Underlying Intermediaries, and/or the Separate Accounts, as applicable, involving such shares. This Agreement sets forth the terms on which the Intermediary will submit such transactions to Vanguard through ITWS. This Agreement shall be effective as of the date first set forth above.

2. Attachments. The following are attached to this Agreement and made a part hereof:

(a)                   Schedule A (Certain Definitions)

(b)                   Schedule B (VVIF Portfolios)

(c)                    Exhibit A (Contingency Procedures)

(d)                   Exhibit B (Large Transaction Amounts)

3. Definitions. This Agreement includes the definitions set forth in Schedule A.

4. Permissible Assets. The Intermediary acknowledges and agrees that the scope of this Agreement, and the Intermediary’s authorized access to and use of ITWS hereunder, extends only with respect to the VVI Fund and the Separate Accounts and Accounts meeting the specifications set forth in this Agreement and not with respect to any other Funds or any other clients or other accounts in the Funds, and that access to and use of ITWS with respect to any such other Funds, clients or accounts shall require the execution of a separate agreement relating to such access and use. The Intermediary shall not transmit or attempt to transmit to Vanguard through ITWS any order or other transaction with respect to any such other Funds, clients or accounts unless it has entered into an appropriate separate agreement with Vanguard. The Intermediary shall submit Orders in relation to only those VVIF Portfolios set forth in Schedule B, as such schedule may be amended by mutual written agreement of the parties from time to time.

5. VVI Fund Availability. The parties acknowledge and agree that the availability of shares of any VVIF Portfolio shall be subject to the VVI Fund’s then-current prospectus and SAI (as applicable), applicable federal and state laws, and applicable rules and regulations of the SEC and FINRA.

6. Appointment of the Intermediary as Agent.

(a)              Authorization of Intermediary and Underlying Intermediaries. Subject to any and all limitations and other terms set forth in this Agreement, Vanguard, as transfer agent for the Funds, hereby appoints the Intermediary as the limited agent of Vanguard, and the Intermediary hereby accepts such appointment, for the purpose of treating transaction instructions received by the Intermediary from Policy owners (to the extent such instructions would result in the purchase, redemption or exchange of VVIF Portfolio shares by an Account) (“Instructions”) as receipt by Vanguard of purchase, redemption and exchange orders for shares of the VVIF Portfolios. The Intermediary may designate and authorize such Underlying Intermediaries as it deems necessary, appropriate or desirable, to accept Instructions from or on behalf of Policy owners (each such designated and authorized Underlying Intermediary, a “Designated UI”). A VVIF Portfolio will be deemed to have received a purchase, redemption or exchange order when the Intermediary or a Designated UI accepts the Instructions in accordance with this Agreement. In most instances, a Policy owner will receive the unit price corresponding to the share price next computed by the VVIF Portfolio after the time at which such Policy owner provides its Instructions to the Intermediary or Designated UI, provided all of the requirements and obligations of the Intermediary and the Designated Uls with respect to acceptance and transmission of orders set forth in this Agreement are satisfied. The Intermediary shall be liable to Vanguard and the VVI Fund for the Designated UIs’ compliance with the terms of this Section 6(al to the same extent as if the Intermediary itself had acted or failed to act instead of the Designated UI.

(b)              No Extension of Agency. Notwithstanding the authorizations granted by Vanguard under this Section 6, neither the Intermediary nor any Underlying Intermediary shall be, nor hold itself out to the public or engage in any activity as, an agent for Vanguard in respect of or in connection with the distribution or marketing of shares of the VVIF Portfolios..

7. Compliance Responsibilities.

(a) Vanguard. Vanguard is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement, and item of advertising or marketing material, to the extent any of the foregoing relate to a VVIF Portfolio and are prepared by

Vanguard, with all applicable laws, rules and regulations, (ii) the registration or qualification of the shares of each VVIF Portfolio under all applicable U.S. laws, rules and regulations, and (iii) the compliance by Vanguard and the VVI Fund with all applicable U.S. laws, rules and regulations governing its performance under this Agreement, and the rules and regulations of each self-regulatory organization with jurisdiction over Vanguard or the VVI Fund, except to the extent that the failure to so comply by Vanguard or the VVI Fund is caused by the Intermediary’s breach of this Agreement or the Intermediary’s willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

(b)                   Intermediary. The Intermediary is responsible for its and any and all Underlying Intermediaries’ compliance with all applicable laws, rules and regulations governing their obligations arising in connection with this Agreement and the rules and regulations of each self-regulatory organization with jurisdiction over the Intermediary or the Underlying Intermediaries, except to the extent that the Intermediary’s or an Underlying Intermediary’s failure to so comply is caused by Vanguard’s breach of this Agreement, or Vanguard’s willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement.

(c)                    Blue Skv. The Intermediary will only place purchase Orders for shares of a VVIF Portfolio on behalf of a Policy owner whose account address recorded on the Intermediary’s books is in a state or other U.S. jurisdiction in which Vanguard has advised the Intermediary that, under applicable law, such VVIF Portfolio’s shares are either qualified for sale in that state or other U.S. jurisdiction or exempt from such qualification. Vanguard shall advise the Intermediary promptly (i) if any such qualification of shares is terminated, (ii) if VVIF Portfolio shares are not qualified, that any applicable exemption from such qualification is terminated, or (iii) if it wishes the Intermediary not to place purchase orders for a VVIF Portfolio on behalf of Policy owners whose account addresses are in a particular state or other U.S. jurisdiction.

8. Fees and Expenses.

(a)                   Fees. Vanguard and the Intermediary agree that no fees will be paid to, or exchanged or shared between Vanguard and the Intermediary under this Agreement.

(b)                   Expenses. Each party will pay all of its out-of- pocket expenses incurred in connection with the performance of its obligations under this Agreement, except as may otherwise be specified in this Agreement.

9. Representations and Warranties.

(a) Vanguard. Vanguard represents and warrants that:

(i) It has the requisite authority to enter into this Agreement on its own behalf and on behalf of the VVI Fund and has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against Vanguard in accordance with its terms;

(ii)               It or an affiliate is in compliance with the applicable conditions and qualifications set forth in Rule 2830 of the Conduct Rules of FINRA, as amended from time to time, which enable a member of FINRA to offer or sell shares of the VVIF Portfolio;

(iii)            The VVI Fund is a no load or no sales charge fund;

(iv)           Vanguard currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 19 below.

(b) Intermediary. The Intermediary represents and warrants that:

(i)                  It and each Underlying Intermediary is one or more of the following: (A) a broker-dealer registered under the Exchange Act and a member in good standing of FINRA; (B) an investment adviser registered under the Investment Advisers Act of 1940, as amended; (C) a bank or trust company which is a member of the Federal Reserve System or is supervised and examined by state or federal authorities having supervision over banks; (D) an insurance company which is supervised and examined by state authorities having supervision over insurance companies; or (E) a transfer agent or clearing agency registered under the Exchange Act;

(ii)             It has the requisite authority to enter into this Agreement on its own behalf and on behalf of the Separate Accounts and has taken all actions legally necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and this Agreement has been duly executed and delivered by its authorized representative and constitutes its legal, valid and binding obligation, enforceable against the Intermediary in accordance with its terms;

(iii)            Each Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Intermediary, to set aside and invest assets attributable to the Policies;

(iv)           All Orders which are transmitted or submitted to Vanguard pursuant to this Agreement will have been duly authorized by the applicable Separate Account;

(v)              All Orders which correspond to Instructions received from Policy owners on a Business Day by the Intermediary or a Designated UI (or, with respect to the Intermediary, from an Underlying Intermediary that is not a Designated UI), and any corrections to such Orders, will be entered by the Intermediary onto ITWS, or otherwise transmitted or submitted through ITWS, by the applicable daily cutoff times for Order entries or entry corrections set forth in Section 11(e) below;

(vi)                         It will not transmit any Order to Vanguard after Market Close on a Business Day with an Indicated Trade Date of that Business Day unless the Intermediary or a Designated UI has received Instructions corresponding to such Order from Policy owners {or, with respect to the Intermediary, from an Underlying Intermediary that is not a Designated UI) prior to Market Close on such Business Day;

(vii)                      It will not transmit any Order to Vanguard on a Business Day with an Indicated Trade Date of the previous Business Day unless the Intermediary or a Designated UI has received Instructions corresponding to such Order from the Policy owners (or, with respect to the Intermediary, from an Underlying Intermediary that is not a Designated UI) prior to Market Close on the Business Day immediately preceding the date of transmission;

(viii)                   Neither it nor any Underlying Intermediary will permit a Separate Account or a Policy owner to cancel or modify after Market Close on a Business Day any Order or Instructions, respectively, received from such Separate Account or Policy owner prior to Market Close on such Business Day;

(ix)                         The Intermediary currently has and at all times pertinent hereto will have sufficient financial resources, whether through a fidelity bond or otherwise, to meet all of its financial obligations arising under this Agreement, including its obligations under Section 19 below.

(x)                            The Intermediary maintains policies and procedures that are designed to ensure compliance with the requirements of Rule 22c-1 under the 1940 Act, applicable SEC and SEC staff interpretations, and the terms of this Agreement, and the Intermediary is in compliance with such policies and procedures; and

(xi)                         In connection with the authorizations in Section 6 of this Agreement:

(A)            The Intermediary (and each applicable Designated UI, if any) has adopted and implemented an internal control structure and written internal control procedures that are reasonably designed to prevent and detect on a timely basis Instructions received by the Intermediary (and each applicable Designated UI) after Market Close from being aggregated with Instructions received by the Intermediary (and each applicable Designated UI) before Market Close, and to minimize errors that could result in late transmission of Orders to Vanguard (in the case of the Intermediary, “Internal Control Procedures” and in the case of each Designated UI, “Designated UI Internal Control Procedures”);

(B)            The Intermediary (and each applicable Designated UI, if any) will review, at least once each calendar year, the adequacy of the Internal Control Procedures (and the Designated UI Internal Control Procedures, as appropriate) and will change and modify them as necessary to maintain their adequacy; and

(C)            Upon request by Vanguard, the Intermediary will provide Vanguard with a description of its Internal Control Procedures and a certification from the Intermediary that they are adequate as of the most recent review, as well as a certification that each applicable Designated UI, if any, has adopted and implemented Designated UI Internal Control Procedures that are adequate as of the most recent review.

10. Obligations of Vanguard.

(a) Transactions Subject to this Agreement.

(i)                  Vanguard will accept Orders transmitted by the Intermediary through ITWS in accordance with this Agreement. Vanguard will be responsible for processing and executing any such Orders from the Intermediary in a timely manner.

(ii)               The parties acknowledge and agree that, if the Intermediary submits any Orders to Vanguard with respect to the Separate Accounts under this Agreement, including with respect to any Account eligible to be traded under this Agreement, in any permitted manner other than (A) through ITWS or (B) pursuant to the applicable contingency procedures described in Exhibit A, such as manually by telephone or through a written letter of instruction (if and as permitted by Vanguard), all such Orders shall be governed by and subject to this Agreement, and all obligations of the Intermediary under this Agreement with respect to Orders shall apply to such Orders; provided, however, that unless otherwise determined by Vanguard in any given case in its sole discretion, and notwithstanding Section 10(d) below, (1) any such Orders shall not be eligible for Extended Processing, and shall only be eligible for Standard Processing; and (2) any such Orders shall be settled in accordance with the procedures described in Section 12(L below.

(b) Performance of Duties. Vanguard will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement. Vanguard will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. Vanguard will conduct each of the foregoing activities in a competent manner and in compliance with (i) all applicable laws, rules and regulations, and (ii) the then-current prospectus, SAI, and policies of the VVI Fund.

(c) Accuracy of Information; Submissions through and Access to ITWS. All information provided by Vanguard to the Intermediary pursuant to this Agreement will be accurate and complete, and in the format prescribed by Vanguard. Vanguard will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of any Vanguard transmissions through ITWS, and to limit the access to, and the inputting of data into, such transmissions, and ITWS, to persons specifically authorized by Vanguard.

(d) Trade Date. The Orders submitted by the Intermediary to Vanguard through ITWS shall be eligible for Extended Processing, subject to the Intermediary’s compliance with all applicable terms of this Agreement. The parties acknowledge that, in addition to the availability of Extended Processing with respect to eligible Orders submitted through ITWS, any Order may alternatively be submitted to Vanguard through ITWS pursuant to this Agreement (i) by Market Close on a Business Day with an Indicated Trade Date of that Business Day, or (ii) after Market Close on a Business Day with an Indicated Trade Date of the next Business Day, subject to the requirements of this Agreement with respect to the transmission of Orders through ITWS and to all other applicable requirements under this Agreement. Any such Orders submitted in accordance with all such requirements shall be processed in accordance with such Indicated Trade Date. Such processing will not nullify, reduce or otherwise affect any representations or warranties by the Intermediary, or any obligations of the Intermediary, under this Agreement.

(e)                    Order Acknowledgement. For each Order transmission file successfully received by Vanguard through the Web File Upload functionality on ITWS, Vanguard will promptly transmit through ITWS to the Intermediary an ITWS Web File Upload file receipt number. For each Order successfully received by Vanguard through the manual transaction entry functionality on ITWS, the Intermediary will promptly receive, through ITWS, an ITWS manual transaction entry order confirmation number.

(f)           Pricing Information. On each Business Day, Vanguard will transmit to the Intermediary, by 7:00 p.m., Eastern time, a file identifying each VVIF Portfolio’s closing net asset value and public offering price (if applicable) for that day and/or notification of no price for that day, via a transmission method mutually agreed to by the parties. Vanguard shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the VVI Fund. The Intermediary shall not be entitled to rely on any source of net asset value information other than such transmission by Vanguard.

11. Obligations of the Intermediary.

(a)                       Performance of Duties. The Intermediary will perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement. The Intermediary will maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities and to otherwise comply with the terms of this Agreement. The Intermediary will conduct each of the foregoing activities in a competent manner and in compliance with all applicable laws, rules and regulations.

(b)                   Permissible Transactions. The Intermediary acknowledges that only the following transactions are eligible to be transmitted and processed through ITWS hereunder, and agrees that it shall not transmit any Order to Vanguard through ITWS unless it is one of the following:

(i)   Purchases into an existing VVIF Portfolio holding within an existing Account;

(ii)          Purchases into a new VVIF Portfolio holding to be established within an existing Account;

(iii)       Redemptions from an existing Account;

(iv)      Exchanges between existing VVIF Portfolio holdings within existing Accounts; and

(v)         Exchanges from an existing VVIF Portfolio holding within an existing Account into a new VVIF Portfolio holding to be established within an existing Account.

As used in this Agreement, an “existing Account” shall mean a previously established, registered Account. Vanguard may at any time modify the list of eligible transactions above upon notice to the Intermediary. Such notice may be provided via e-mail. Notices regarding such designation or modification will be provided in accordance with Section 25(a) below.

Notwithstanding the foregoing, the eligibility of any Order to be transmitted and processed through ITWS may be subject to additional system or other restrictions applicable to ITWS.

(c)                    Accuracy of Information; Submissions through and Access to ITWS. All information provided by the Intermediary to Vanguard pursuant to this Agreement will be accurate, complete, and in the format prescribed by Vanguard. For each Order, the Intermediary will provide Vanguard with all information reasonably required by Vanguard to establish and maintain such Order (and any subsequent adjustments to such Order). The Intermediary will adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions and other submissions through ITWS, and to limit the access to, and the inputting of data into, such transmissions and other submissions, and ITWS, to persons specifically authorized by the Intermediary.

(d)                   Policy Owner-Level Transactions. All Orders submitted to Vanguard pursuant to this Agreement shall be based on: (i) Policy owner-level transactions made by or on behalf of Policy owners which are recorded on the Intermediary’s or an Underlying Intermediary’s record- keeping system; or (ii) other authorized transaction directions received by the Intermediary or an Underlying Intermediary from the Separate Accounts which are recorded on the Intermediary’s or an Underlying Intermediary’s record- keeping system. For the purposes of this Agreement, “Policy owner-level transactions” shall mean any one or more of the following:

(A)            An authorized Instruction to a Separate Account by or on behalf of any Policy owner to invest contributions in a VVIF Portfolio through the Separate Account in accordance with the terms and conditions of the Policy and the VVI Fund prospectus;

(B)            An authorized Instruction to a Separate Account to exchange existing amounts held on behalf of any Policy owner to a VVIF Portfolio in accordance with the terms and conditions of the Policy and the VVI Fund prospectus;

(C)            An authorized Instruction to a Separate Account to exchange existing amounts invested in a VVIF Portfolio on behalf of any Policy owner to any other investment option offered under the Policy in accordance with the terms and conditions of the Policy and the VVI Fund prospectus; and

(D)            An authorized Instruction to a Separate Account on behalf of any Policy owner to pay loan, withdrawal or distribution proceeds to a Policy owner from a VVIF Portfolio in accordance with the terms and conditions of the Policy and the VVI Fund prospectus.

Neither the Intermediary nor any Designated UI shall change, alter or manipulate any Policy owner-level transactions received by it in good order. The Intermediary or the relevant Designated UI, as applicable, shall maintain records sufficient to identify the date and time of receipt of Instructions corresponding to each Order, including the date and time of receipt of all Policy owner-level transactions involving the VVIF Portfolios.

(e)          Transmission by the Intermediary of Orders. Based on the Policy owner Instructions and other authorized transactions from the Separate Accounts received by the Intermediary or the Designated UIs, if any, prior to Market Close on each Business Day (each such Business Day, with respect to such transactions so received, the “Trade Day”), the Intermediary shall transmit to Vanguard via ITWS, by no later than 8:30 a.m. Eastern time on the following Business Day, a file containing the Orders, in dollars or shares, by each Separate Account (or in the aggregate for all Separate Accounts, if the parties have agreed in advance) for shares of each VVIF Portfolio for such Trade Day, with an Indicated Trade Date corresponding to the Trade Day. Each transmission by the Intermediary of a purchase or redemption Order shall constitute a representation by the Intermediary that such order was based solely on Policy owner-level transactions and other authorized transactions from the Separate Accounts received by the Intermediary or a Designated UI, if applicable, prior to Market Close on the Trade Day, and that such order included only and all such transactions so received by the Intermediary or applicable Designated UI. In addition, the Intermediary acknowledges and agrees that requests for same-day wire purchases and redemptions for the VVIF Money Market Portfolio must be received by Vanguard by no later than 10:45 a.m. Eastern Time on the Business Day corresponding to the desired Trade Date.

Vanguard may at any time modify the above cut-off times upon notice to the Intermediary. Such notice may be provided via e-mail. Notices regarding such designation or modification will be provided in accordance with Section 25(a) below.

(f)           Transmission Format. All transmissions of files by the Intermediary to Vanguard via the Web File Upload functionality on ITWS shall conform to Vanguards specified file formats for ITWS Web File Upload, which Vanguard shall make available to the Intermediary within a reasonable time prior to the commencement of any such transmissions hereunder. Vanguard reserves the right to change the specified file formats at any time upon notice to the Intermediary, and shall provide at least 30 days’ advance notice of any such change that would have any significant impact with respect to activities of the Intermediary hereunder. Vanguard may provide such notice via e-mail or by posting the changes on a Vanguard website and providing the Intermediary with e-mail notification of such posting.

(g)               Backup Files. The Intermediary shall maintain daily back-up computer tape files of Orders transmitted to Vanguard under this Agreement, stored in an off-premises location at no cost to Vanguard. The purpose of backup and recovery procedures is to permit Intermediary file recovery in the event of disruption of normal processing.

(h)                       New Accounts. The Intermediary may not transmit any Orders to Vanguard via ITWS unless and until the Intermediary (or other authorized party, as applicable) has established the Accounts to which such Orders relate as provided herein. In order to establish a new Account, the Intermediary will submit account registration information to Vanguard on Vanguard’s standard institutional account registration form. With respect to any omnibus accounts, or any other accounts which the Intermediary controls, such form shall serve as master account registration documentation for each taxpayer identification number, and shall apply to all identically registered accounts to which the taxpayer identification numbers apply. As used in this Agreement, “new Account” means an Account with a different registration than any existing Account.

(i)                      Policy Recordkeeping. The Intermediary shall be responsible for all record-keeping activities and obligations relating to the Separate Accounts, the Policies and the Policy owners, including the maintenance of records reflecting all Policy owner-level transactions involving shares of the VVIF Portfolios, and Vanguard and the VVI Fund shall have no responsibility therefor. The Intermediary shall reconcile on each Business Day all transactions by the Separate Accounts involving shares of the VVIF Portfolios with the corresponding Policy owner-level transactions on the Intermediary’s record-keeping system.

(j)                     Large Transactions.

(i) Notification. The Intermediary will notify Vanguard by telephone on any Business Day, not later than one hour prior to Market Close on such Business Day, if the Intermediary becomes aware that that day’s net purchase or net redemption Order, or any individual purchase or redemption Order, for a VVIF Portfolio is expected to equal or exceed the applicable “Large Transaction Amount” for the VVIF Portfolio, as determined by Vanguard from time to time and specified in Exhibit B to this Agreement, as in effect from time to time, where such Order is the result of an Extraordinary Event. For these purposes, an “Extraordinary Event” shall mean an event outside the normal operation of a Separate Account such as an entire Separate Account moving into or out of a VVIF Portfolio or an asset transfer or merger arising from a merger, acquisition or divestiture.

(ii) Rights and Restrictions. Vanguard reserves the right to refuse any purchase Order that equals or exceeds the applicable Large Transaction Amount for which the Intermediary fails to give Vanguard the notice required pursuant to Section 11(j)(i). The Intermediary is not authorized to accept as Vanguard’s agent any such Order unless the required notice is provided. In connection with any redemption Order that equals or exceeds the applicable Large Transaction Amount, Vanguard reserves the right to delay delivery of redemption proceeds for up to seven days, to the extent permitted by applicable law or regulation, or to effect the redemption through an in-kind distribution of securities. In addition, in accordance with the prospectus of the VVI Fund, Vanguard reserves the right to refuse any purchase Order, or to delay settlement of any redemption Order, that Vanguard, in its sole discretion, deems disruptive or detrimental to the VVI Fund.

(k) Closed Portfolios. On occasion, Vanguard may close to new or existing investors one or more of the VVIF Portfolios (“Closed Funds”) on terms or subject to conditions that may vary from Closed Fund to Closed Fund.

(i)                       If, pursuant to the terms of a Closed Fund’s closure, such Closed Fund remains available to Separate Accounts investing in the Closed Fund through financial intermediaries, then from and after the date on which such Closed Fund is closed to new investors (as such date is determined by Vanguard), the Intermediary will not: (A) Open a new account in such Closed Fund, or (B) Transmit an Order to purchase shares of such Closed Fund, unless, in either case, the Separate Account for which such account is opened or Order is transmitted is eligible to invest in such Closed Fund pursuant to the terms of the closure and, if applicable, the aggregate amount invested in the Closed Fund by such Separate Account during the relevant period does not exceed any maximum investment limitation imposed in connection with the fund closing.

(ii)                    If a new account is opened in a Closed Fund or a purchase of shares in a Closed Fund is requested in violation of this Section 11(14 Vanguard shall be authorized to cancel the Order by means of which the new account was opened or the purchase was requested at any time and, in the case of a new account, to terminate the account at any time. Any such cancellation and/or termination shall be on a current-day basis, and Vanguard will return to the Intermediary the lesser of (A) the amount initially invested in violation of paragraph (i) above or (B) the then-current value of such investment.

(I) Advance Information. Vanguard will provide the Intermediary with reasonable notice of any revisions to the VVI Fund’s prospectus and/or SAI that Vanguard believes would affect the Intermediary’s performance of its duties and obligations pursuant to this Agreement. In addition, from time to time, the VVI Fund may implement policy changes that affect the Intermediary’s performance of recordkeeping and other services for a Separate Account. In order to allow the Intermediary a reasonable amount of time to make any necessary adjustment to its systems, Vanguard, in its sole discretion, may communicate such policy changes to the Intermediary before transmitting this information to VVI Fund shareholders as a whole (“Advance Information”). The Intermediary shall treat all Advance Information as confidential pursuant to Section 18 below and, prior to its being made public by Vanguard, shall use such information solely for systems adjustment purposes. The Intermediary shall communicate Advance Information to its own directors, officers and employees on a need to know basis, only. Under no circumstances shall the Intermediary communicate Advance Information to any Policy owners or to anyone else except as expressly permitted in this Section 11(1) or with Vanguard’s prior written consent, until such information becomes publicly available.

(m) Tax Compliance and Reporting. The Intermediary shall be responsible for obtaining, and to the extent necessary, providing to the VVI Fund or Vanguard, all information, forms and documents necessary in order to assure that, and for assuring that, all accounts in the VVIF Portfolios are established and maintained in compliance with the Code and other applicable tax laws, rules and regulations, including IRS or Code requirements regarding certified tax identification numbers (collectively, “Tax Laws”), for compliance with all applicable obligations relating to notices and tax reporting and withholding under applicable Tax Laws, including such obligations relating to Separate Account purchases and redemptions and any Policy owner-level transactions, and for payment of any and all fines, interest, penalties or tax related to any of the foregoing, Vanguard and the VVI Fund shall have no responsibility for any of the foregoing. The Intermediary shall ensure that all information that is received by the Intermediary from the VVI Fund or Vanguard for inclusion in Policy owner tax statements is reported to the Policy owners accurately, completely and in a timely manner. Upon execution of this Agreement and thereafter as appropriate, the Intermediary will provide Vanguard with, and will cause any Underlying Intermediaries to provide Vanguard with, a duly completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification), or any updated or successor form, signed under penalties of perjury, and will ensure that Vanguard is notified of any changes in the Intermediary’s and any Underlying Intermediary’s tax status and is provided with a new IRS Form W-9 or updated or successor form when appropriate. If the Intermediary instructs Vanguard or the VVI Fund to transfer and/or liquidate shares, including as provided in Section 16 below, and Vanguard or the VVI Fund accepts such instructions, the Intermediary will be responsible hereunder for complying with all applicable Tax Laws concerning such payment, including without limitation any tax reporting and withholding obligations thereunder. The obligations of the Intermediary under this Section 11(m) shall survive termination of the Accounts and this Agreement.

(n) Certain Transactions and Restrictions.

(i)                       The Intermediary will provide, not later than five Business Days after receipt of a written request by Vanguard on behalf of a VVIF Portfolio, the Taxpayer Identification Number of any or all Policy owner(s) and the amount, date, name of investment professional associated with the Policy owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of shares of such VVIF Portfolio held through an account maintained by the Intermediary or an Underlying Intermediary during the specific period covered by the request. Unless required by applicable law, rule or regulation, Vanguard and the VVIF Portfolios agree not to use the information received under this Section 11(n)(i) for marketing or any other purpose not related to (A) limiting or reducing abusive trading in shares issued by the VVIF Portfolios or (B) collecting purchase or redemption fees (if any).

(ii)                    The Intermediary will execute written instructions from Vanguard on behalf of a VVIF Portfolio, including instructions to restrict or prohibit purchases or exchanges of VVIF Portfolio shares in specific accounts or by or on behalf of specific Policy owners identified by such VVIF Portfolio. Any such instructions by Vanguard shall include the Taxpayer Identification Number or equivalent identifying number of the Policy owner(s) to which the instructions relate and the specific restrictions to be executed. The Intermediary will execute any such instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Intermediary.

(iii)                 The Intermediary will provide to Vanguard, or will cause any applicable Underlying Intermediaries to provide to Vanguard, the identity of, and any other information concerning, the Policy owners (including, where applicable, the type of plan), where Vanguard, a Fund, or a Fund’s advisor, transfer agent, or distributor is required by an applicable law, rule or regulation, including the rules and regulations of any self-regulatory organization, to obtain such information and Vanguard makes a written request, with reasonable advance notice, to the Intermediary for such information. Vanguard and the Funds shall treat all such information as confidential pursuant to Section 18 below and shall not use, or permit the use of, such information for any purpose other than those necessary to comply with the applicable law, rule or regulation.

(o) Anti-Money Laundering Policies. To the extent applicable, the Intermediary agrees to comply with all anti- money laundering statutes, rules, regulations and guidance of government and/or self-regulatory organizations, including but not limited to, cash and suspicious activity reporting and recordkeeping requirements, and customer identification program requirements, as well as creation and implementation of policies, procedures and internal controls in order to ensure compliance. The Intermediary agrees that it will take reasonable steps to monitor investor transactions to identify currency, cash equivalents, possible money laundering and other suspicious activity and to report to government authorities reportable currency transactions, and where appropriate, suspicious activity.

12. Settlement. All Orders under this Agreement shall settle in accordance with the following provisions.

(a)                   Purchase Orders. With respect to each net purchase Order, the Intermediary shall remit or cause to be remitted to Vanguard the exact amount of funds to cover such Order by Federal Funds wire, received by Vanguard by 4:00 p.m. Eastern time on the next Business Day following the applicable Trade Day (such Business day, with respect to each Order hereunder, the “Settlement Date”).  If the Intermediary becomes aware that Vanguard may not receive a required wire transfer prior to Market Close on the Settlement Date, the Intermediary will promptly inform Vanguard and will cooperate with Vanguard to ensure that Vanguard receives such payment as soon as reasonably possible. Notwithstanding the immediately preceding sentence, if Vanguard does not receive a required wire transfer or a Federal Reserve Reference Number prior to Market Close on the appropriate Settlement Date, Vanguard reserves the right to (i) charge the Intermediary interest on the amount of the delayed wire as provided below or (ii) redeem the shares for which payment has not been received on any Business Day subsequent to the appropriate Settlement Date if (A) Vanguard has notified the Intermediary by no later than 12:00 noon Eastern time on the Business Day following the Settlement Date (“S+1”) that Vanguard has not received the delayed payment and (B) Vanguard has not received the delayed payment by one hour prior to Market Close on S+1. For purposes of this Section 12, “Federal Reserve Reference Number” shall mean a reference number issued by a Federal Reserve Bank that corresponds to a particular transfer of funds.

(b)                   Redemption Orders. With respect to each net redemption Order, Vanguard shall remit to the Intermediary the exact amount of funds to cover such order by Federal Funds wire, received by the Intermediary by 4:00 p.m. Eastern time on the appropriate Settlement Date, subject to the provisions of Section 11(j)(ii) above regarding delayed or in-kind settlement of redemptions. In addition, if an Account is redeemed in full such that it will have a zero balance on the Settlement Date, Vanguard reserves the right to wire the redemption proceeds within the time frame set forth in Section 11(j)(ii). If Vanguard becomes aware that the Intermediary may not receive a required wire transfer prior to Market Close on the appropriate date, Vanguard will promptly inform the Intermediary and will cooperate with the Intermediary to ensure that the Intermediary receives such payment as soon as reasonably possible. If the Intermediary does not receive a required wire transfer prior to Market Close on the appropriate date, Vanguard will pay the Intermediary interest on the amount of the delayed wire as provided below.

(c)                    Interest on Delayed Payment. In the event that a wire is delayed, the interest owed shall be charged at the Federal Funds “offered” rate as published by The Wall Street Journal and shall accrue on the amount of the delayed payment from the date due until the date paid.

(d) Wire Instructions.

(i)                  Vanguard:

Wire to:	HSBC Bank, New York
FRB ABA 021001088

For Credit to:	Account: 000112046
In favor of:	Vanguard Incoming Wire Account
Master Account # or Various Funds
For further
credit to:	ITWS
Registration Name/Address

Vanguard may modify its wire instructions at any time upon notice to the Intermediary.

(ii)               Intermediary: The Intermediary shall provide Vanguard with wire instructions in good order for each Account. Instructions may be provided via an applicable Vanguard institutional account registration form or by another method accepted by Vanguard. The applicable instructions on file shall be utilized with respect to each applicable Order for such Account. Changes to such instructions must be effected by the Intermediary in writing, in accordance with and subject to Vanguard’s then-current documentation requirements.

(e) Other Payment Instructions. If the Intermediary or any Underlying Intermediary instructs Vanguard or the VVI Fund to remit payments other than to the Intermediary or an Underlying Intermediary and Vanguard or the VVI Fund accepts such instructions, the Intermediary or Underlying Intermediary will be responsible hereunder for complying with all applicable tax laws, rules and regulations concerning such payment, including without limitation any tax reporting and withholding requirements under IRS or Code requirements.

(f) Settlement of Orders Not Eligible for Delayed Settlement. Unless otherwise determined by Vanguard in any given case in its sole discretion, and notwithstanding any other provision of this Section 12, the Orders described in Section 10(a)(ii) above shall settle in accordance with the following provisions:

(i)                  Purchases. With respect to each net purchase Order, the Intermediary shall remit or cause to be remitted to Vanguard the exact amount of funds to cover such Order by Federal Funds wire, received by Vanguard by 4:00 p.m. Eastern time on the Trade Date. If the Intermediary fails to pay for a purchase of VVIF Portfolio shares as required by this Section 12(f)(i), then Vanguard shall have no obligation to process the purchase Order.

(ii)               Redemptions. With respect to each net redemption Order, Vanguard shall remit to the Intermediary the exact amount of funds to cover such order by Federal Funds wire, received by the Intermediary by 4:00 p.m. Eastern time on the Business Day following the Trade Date, subject to the provisions of Section 11(i)(ii) above regarding delayed or in- kind settlement of redemptions.

(g) Alternate Settlement Methods. In addition to the settlement of Orders by Federal Funds wire as described herein, other methods, such as settlement by ACH transfer or check, may additionally be available through ITWS. Such other methods may be subject to additional or other terms and conditions.

13. Adjustments.

(a)                       Overpayments. In the event that either party makes an overpayment to the other party in connection with an Order, the party that has been overpaid will promptly repay the other party the total amount of such overpayment upon receipt of notice of such overpayment. Notwithstanding the foregoing, if a Separate Account or Policy owner has received cash in excess of that to which he, she or it is entitled, the Intermediary will, when requested by Vanguard, and to the extent practicable and permitted by law, debit or cause to be debited from the Separate Account’s account the amount of such excess, but only to the extent of any cash in the account, and repay it to the affected VVIF Portfolio. Upon the request of Vanguard, and to the extent practicable, the Intermediary shall provide Vanguard with the names of Policy owners and other relevant information concerning the affected accounts to assist Vanguard in the collection of any such excess amount not repaid to the VVIF Portfolios.

(b)                       Processing Adjustments. Each Business Day the Intermediary and Vanguard will reconcile their records so that an appropriate number of shares of each of the VVIF Portfolios is credited to the Intermediary’s and the Separate Accounts’ accounts invested in the VVIF Portfolios.

(i)                           In the event of any error (other than a Pricing Error, as hereinafter defined) or delay with respect to the procedures outlined in this Agreement that is caused by Vanguard, Vanguard shall make any adjustments on Vanguard’s accounting system necessary to correct such error or delay and shall reimburse the Intermediary for any losses or reasonable costs incurred directly as a result of the error or delay.

(ii)                        In the event of any error in transmitting an Order that is caused by the Intermediary or any Underlying Intermediary, and which is not corrected in accordance with any correction procedures or functions, if any, permitted under this Agreement, the following provisions will apply:

(A) Upon receipt from the Intermediary, if requested by Vanguard, of (1) documentation sufficient in Vanguard’s sole discretion to establish the details of such Order, including, without limitation, the time at which it or the corresponding Instructions were received from the Separate Account or Policy owner by the Intermediary or a Designated UI (including, if requested by Vanguard, an affidavit from the Policy owner or a representative of the Intermediary as to facts concerning the Order), and/or (2) a letter of indemnification from the Intermediary, Vanguard may in its discretion correct its records to reflect the Order; and

(B) The Intermediary will promptly reimburse Vanguard, the VVIF Portfolios, and the Separate Accounts, for any losses or reasonable costs incurred directly as a result of the error. The Intermediary agrees that, insofar as Vanguard and the VVIF Portfolios are concerned, such losses or reasonable costs will include, at a minimum, any market or administrative costs associated with effecting Orders on an “as of” basis or canceling such Orders.

(iii) The Intermediary and Vanguard, respectively, each agree to provide the other prompt notice of any errors or delays of the type referred to in this Section 13(b) and to use reasonable efforts to take such action as may be appropriate to avoid or mitigate any costs or losses resulting from such errors or delays.

(c)                        Pricing Errors. In the event of an error in the computation of a VVIF Portfolio’s net asset value per share which, in accordance with procedures adopted by the VVI Fund’s Board of Trustees consistent with views expressed by the SEC regarding appropriate error correction standards, as shall be in effect or amended from time to time, requires adjustment to Orders previously effected on behalf of the Intermediary or a Separate Account (a ‘‘Pricing Error”), Vanguard shall notify the Intermediary as soon as possible after discovery of the Pricing Error. Such notification may be oral, but shall be confirmed promptly in writing. In such event, Vanguard shall reimburse the affected VVIF Portfolio for any loss (without taking into consideration any positive effect of such Pricing Error) and shall make appropriate adjustments to the Intermediary’s or the Separate Accounts’ accounts, which adjustments shall net the impact of individual Policy owner gains and losses; this will result in either a net payment to the Intermediary from Vanguard (in the event of net Policy owner losses) or from the Intermediary to Vanguard (in the event of net Policy owner gains). In addition, in the event that the Pricing Error causes the Intermediary to incur any direct costs for re-processing Policy owner accounts, such as preparing and mailing revised statements, Vanguard shall reimburse the Intermediary for all such reasonable costs upon receipt from the Intermediary of an invoice or other statement documenting such costs in reasonable detail.

(d)                  Duplicate Orders. The Intermediary acknowledges that ITWS will not systematically prevent the duplicate transmission of Orders to Vanguard. In the event of any duplicate transmission of an Order to Vanguard, the Intermediary will promptly reimburse Vanguard, the VVIF Portfolios, and, as applicable, the Separate Accounts and/or Policy owners, for any costs or losses incurred in association with the subsequent cancellation of the duplicate Order.

14. Contineencv Procedures.   In the case of any interruptions to the submission or receipt of Orders through ITWS, the Intermediary will submit Orders to Vanguard in accordance with the contingency procedures set forth in Exhibit A attached to this Agreement, as in effect from time to time.

15. VVI Fund Information.

(a)              Supply of VVI Fund Materials. Vanguard will supply to the Intermediary upon request reasonably sufficient supplies of the following materials for distribution to Policy owners who hold VVIF Portfolio shares through the Separate Accounts, which distribution shall be arranged by the Intermediary to occur immediately upon the effective date of the materials or as soon thereafter as practicable: (i) all proxy or information statements prepared for circulation to shareholders of record of a VVIF Portfolio; (ii) annual and semi-annual reports; and (iii) all updated prospectuses, supplements and amendments thereto.

(b)              Distribution of VVI Fund Materials. The Intermediary will timely deliver, or cause to be delivered, to Policy owners all VVI Fund prospectuses, shareholder reports, and proxy statements and related materials as required by applicable laws, rules or regulations, the rules and regulations of any self- regulatory organization with jurisdiction over the Intermediary, and/or the Intermediary’s agreement with the Policy owner.

(c)               Intermediary Materials. Any fund fact sheets, sales literature, and/or other promotional material prepared by or on behalf of the Intermediary (“Materials”) in which Vanguard and/or one or more VVIF Portfolios are named shall be subject to the following terms and conditions:

(i)                  The Intermediary may use, and Vanguard authorizes the Intermediary to use, the names or other identifying marks of, and certain information about, Vanguard and the VVIF Portfolios, including VVIF Portfolio-specific data or information (collectively, the “Marks”) in the Materials, provided that any VVIF Portfolio-specific data or information included in the Materials shall be limited to data or information (A) furnished by Vanguard, (B) sourced from the VVI Fund’s current prospectus, or (C) obtained from publicly available databases maintained by national third-party data providers and properly attributed to its source by the Intermediary.

(ii)               Where applicable, the Materials shall describe each VVIF Portfolio in a format similar to that used for the other investment options offered by the Policies.

(iii)            With regard to all Materials, the Intermediary shall bear the sole responsibility for complying with the content, approval, filing, and recordkeeping requirements of FINRA Conduct Rule 2210, if and to the extent applicable.

(iv)           The Intermediary shall indemnify and hold Vanguard harmless from and against any loss, damage, cost, charge, payment, claim, liability or expense incurred by Vanguard in connection with any Materials, except to the extent arising solely out of the use, in accordance with this Agreement, of any VVIF Portfolio-specific data or information referenced in subsections (A), (B) and (C) of Section 15(c)(i)  above.

(v)              Notwithstanding the foregoing, the Intermediary (A) shall not alter or modify the Marks without Vanguard’s express prior written approval; (B) shall use the Marks, only in the form and manner, and with all legends and notices, as specified by Vanguard, which Vanguard may periodically modify; (C) shall use the Marks only for the purposes as described in this Agreement; and (D) shall not engage, participate or otherwise become involved in any activity that dilutes, diminishes or tarnishes the reputation of the Marks. The Intermediary acknowledges and agrees that Vanguard is the sole and exclusive owner of all right, title and interest in and to the Marks.

(vi)           At the reasonable request of Vanguard, the Intermediary will provide Vanguard with a copy of the Materials showing use of the Marks.

(vii)Vanguard may withdraw the authorization granted in this Section 15(c) as to any particular use of any Marks at any time (A) upon Vanguard’s reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Vanguard or the VVI Fund, which determination may be due to the availability of updated or modified information regarding the VVIF Portfolio or Vanguard, or (B) if any of the VVIF Portfolios cease to be available to Policy owners through the Intermediary or an Underlying Intermediary. Upon such withdrawal of authorization, the Intermediary immediately will cease all use of the applicable Marks in any form or media and destroy all Materials containing the applicable Marks.

16. Transfers. With respect to the transfer and/or liquidation of shares of the VVIF Portfolios to and from Accounts (collectively, “Transfers”), the parties agree as follows:

(a)              Transfer Instructions. For the purpose of expediting Transfers, Vanguard may, in certain cases, agree to process Transfers by accepting by facsimile transmission from the Intermediary a summary sheet of information indicating the applicable customers’ and/or Separate Accounts’ names, relevant account numbers, the VVIF Portfolios affected, and the number of shares to be reregistered or liquidated (each, a “Transfer Summary Sheet”).

(b)              Certain Restrictions.                           The Intermediary’s submission to Vanguard via a Transfer Summary Sheet of any Transfer request relating to an individual retirement account (“IRA”) held directly with Vanguard shall constitute a representation and warranty by the Intermediary that the transferred assets will be received into an IRA of the same type at the Intermediary. The Intermediary agrees that any Transfer request relating to an IRA for which the Intermediary cannot make the foregoing representation and warranty, and all Transfer requests relating to the following types of accounts held directly with Vanguard, shall be submitted to Vanguard manually, rather than through a Transfer Summary Sheet: 403(6)(7) retirement accounts, money purchase pension plan accounts, profit sharing plan accounts, individual 401(k) accounts, Keogh accounts, and Simple IRA accounts. The Intermediary shall notify Vanguard promptly if it becomes aware that a Transfer request relating to any such account was submitted via a Transfer Summary Sheet.

(c)               Authorization. The Intermediary represents and warrants that, for each Transfer it initiates pursuant to Section 16(a) above, the Transfer has been duly authorized by the applicable Separate Accounts, Policy owners, or other applicable customer(s) pursuant to instructions received by the Intermediary in good order, that it holds each underlying instruction for re-registration or liquidation signed by authorized representatives of the Separate Accounts, Policy owners or other applicable customer(s), and that each signature on such instruction is signature guaranteed by the Intermediary pursuant to the New York Stock Exchange’s Medallion Signature Program.

(d)              Indemnification. The Intermediary agrees to indemnify and hold harmless Vanguard, the VVI Fund and each of their respective directors, officers, employees and agents from and against any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) incurred by any of them arising out of (i) Vanguard’s reliance on the terms, representations and warranties set forth in this Section 16, (ii) the impropriety or alleged impropriety of any Transfer initiated by the Intermediary and effected by the VVI Fund at the Intermediary’s instruction in reliance on this Section 16, or (iii) any error or omission contained in any Transfer instruction provided by the Intermediary that resulted in the occurrence of an unauthorized, incomplete or incorrect Transfer, except to the extent such losses, damages, costs, charges, payments, claims, liabilities or expenses arise out of the failure of Vanguard to comply with the instructions provided by the Intermediary as set forth in Section I6(a).

(e)               Settlement of Liquidation Transfers. Vanguard agrees to settle proceeds resulting from liquidation Transfers with the Intermediary in accordance with the settlement provisions for Orders set forth in Section 12.

(f)                Maintenance of Records. With respect to all Transfer requests transmitted to Vanguard by the Intermediary pursuant to this Agreement, the Intermediary will maintain records sufficient to document the truth of the representations and warranties set forth in this Section 16, and will retain these records for the period required by any applicable federal or state law, rule or regulation or rule or regulation of any self-regulatory organization with jurisdiction over the Intermediary.

(g)               Confirmation of Transfers. Vanguard shall make information available to enable the Intermediary to confirm the completion ‘of each Transfer processed pursuant to Section 16(a) on the Business Day after it occurs. The information shall include the number of shares, date, transaction date, and relevant account number.

(h) Suspension of Systematic Transfer Privilege. Vanguard reserves the right to suspend the Intermediary’s ability to transmit Transfer requests via Transfer Summary Sheets at any time, immediately upon notice to the Intermediary, if Vanguard determines, in its sole discretion, that the Intermediary has failed to meet the applicable requirements set forth in this Section 16 or is otherwise in breach of the terms of this Agreement. Effective upon any such suspension, Transfer requests from the Intermediary will be required to be submitted to Vanguard manually and must include all relevant information as well as appropriate customer authorization, as applicable.

17. Use of Parties’ Names; No Publication of Terms.

(a)              Neither Vanguard nor the Intermediary shall make public the terms and conditions of this Agreement without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that if public disclosure of such information is required by law, such consent shall be deemed granted and the party required to disclose such information shall, if practicable, notify the other party prior to such disclosure.

(b)              Except as specifically permitted under this Agreement, without the other party’s prior written consent, neither party to this Agreement shall acquire any right to use, nor shall use, cause or permit use of the names, characters, artwork, designs, trade names, copyrighted materials, trademarks or service marks of the other party, its related or subsidiary companies, parent, employees, directors, shareholders, assigns, successors or licensees: (i) in any advertising, promotional materials or activities, publicity, press release, customer list, or public or private presentation or promotion; (ii) to express or to imply any endorsement of such party or any of its affiliates or their respective offerings or services; or (iii) in any manner other than expressly in accordance with this Agreement or any other applicable agreement between the parties.

18. Proprietary Information and Privacy. Each party hereto acknowledges that the identities of the other party’s customers (including, with respect to the Intermediary, for purposes of this Section 18, Policy owners), information maintained by such other party regarding those customers (“Customer Information”), and all computer programs and procedures developed by such other party or such other party’s affiliates or agents in connection with such other party’s performance of its duties hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any Customer Information, or any other property, of the other party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall hold such information in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (a) as required or necessary to carry out the obligations imposed by this Agreement, (b) with the other party’s prior written consent, or (c) as required by law or judicial process. In addition to the foregoing, Vanguard shall have the additional limited right to use Customer Information supplied by the Intermediary (i) for the purposes of providing educational services to, and discussing investment positions and alternatives with, underlying institutional clients having an existing relationship with Vanguard and (ii) for Vanguard’s own internal business purposes, including but not limited to, service processing, resource allocation, and performance metrics. Vanguard will not use such Customer Information to solicit business from an underlying client unless Vanguard has an existing relationship with the underlying client. Vanguard may solicit business from underlying clients with which it does not have an existing relationship; provided that it does so without using such Customer Information. Each party agrees to comply, with all applicable privacy laws, including those promulgated pursuant to Title V of the Gramm-Leach-Bliley Act of 1999. Each party agrees to maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information. Each party acknowledges that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach, such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. Notwithstanding the foregoing, this Section 18 shall not prohibit either party from utilizing the other party’s Customer Information for any purpose whatsoever, if and to the extent such Customer Information: (i) is or becomes a matter of public knowledge through no fault of such party; or (ii) was in such party’s possession or known by it prior to receipt from such other party; or (iii) was rightfully disclosed to such party by another person without restriction; or (iv) is independently developed by such party without access to such other party’s Customer Information.

19. Indemnification.

(a) Vanguard. Vanguard will indemnify and hold harmless the Intermediary, and each of the Intermediary’s affiliates, divisions, subsidiaries, directors, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) arising out of or attributable to: (i) Vanguard’s lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities relating to this Agreement; (ii) any breach of Vanguard’s representations and warranties contained in this Agreement; and (iii) any breach by Vanguard of a material provision of this Agreement. In addition to the foregoing, Vanguard will be liable for the losses and reasonable costs described in Section 13(b)(i) above.

(b)              Intermediary. The Intermediary will indemnify and hold harmless Vanguard, the VVI Fund, and each of their respective affiliates, divisions, subsidiaries, directors, officers, agents, employees and permitted assigns, against and from any and all losses, damages, costs, charges, payments, claims, liabilities and expenses (including reasonable attorney’s fees) arising out of or attributable to: (i) the Intermediary’s lack of good faith, negligence, or willful misconduct in carrying out its duties and responsibilities relating to this Agreement; (ii) any breach of the Intermediary’s representations and warranties contained in this Agreement; (iii) any breach by the Intermediary of a material provision of this Agreement; and (iv) Vanguard’s acceptance of any Order from the Intermediary through ITWS. In addition to the foregoing, the Intermediary will be liable for the losses and reasonable costs described in Sections 13(b)(ii) and 13(d) above.

(c)               Notice and Opportunity to Defend. If any action, suit, proceeding, or investigation is initiated, or any claim or demand is made, against any party indemnified hereunder (an “Indemnified Party”) with respect to which such Indemnified Party may make a claim against the other party (“Indemnifying Party”) pursuant to this Section 19, then the Indemnified Party will give prompt written notice of such action, suit, proceeding, investigation, claim or demand to the Indemnifying Party. Thereafter, the Indemnifying Party will have the opportunity, at its own expense and with its own counsel, to defend or settle such action, suit, proceeding, investigation, claim or demand; provided, however, that: (i) the Indemnifying Party will keep the Indemnified Party informed of all material developments and events relating to such action, suit, proceeding, investigation, claim or demand; (ii) the Indemnified Party will have the right to participate, at its own expense in the defense of such action, suit, proceeding, investigation, claim or demand and will cooperate as reasonably requested by the Indemnifying Party in the defense thereof; and (iii) the Indemnifying Party will not settle such action, suit, proceeding, investigation, claim or demand without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

20. Role and Relationship of the Intermediary. The parties acknowledge and agree that the services provided by the Intermediary under this Agreement are not the services of an underwriter, principal underwriter, sub-distributor, or dealer of the VVI Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant the Intermediary or any Underlying Intermediary any right to purchase shares of any VVIF Portfolio (although it does not preclude the Intermediary or an Underlying Intermediary from purchasing any such shares), nor does it constitute the Intermediary or any Underlying Intermediary an agent of Vanguard or the VVI Fund for purposes of selling shares of any VVIF Portfolio to any dealer or the public. To the extent the Intermediary or any Underlying Intermediary is involved directly or indirectly in the purchase of shares of any VVIF Portfolio under this Agreement, other than with respect to the acceptance of Instructions as described in Section 6(a), such involvement will be on its own behalf or as an agent of Separate Accounts only.

21. Underlying Intermediaries.

(a)                  The Intermediary represents and warrants that it has entered into an agreement with each Underlying Intermediary, if any, or shall enter into such an agreement before making the VVIF Portfolios available to an Underlying Intermediary, which agreements shall require the Underlying Intermediaries to agree to comply with Vanguard’s requirements regarding Large Transactions, Closed Funds, Multiple Share Classes, and tax compliance and reporting, as set forth in Section 11 above, and which, with respect to any Designated UIs, shall additionally require such Designated UIs to: (i) accept Instructions from Policy owners only until Market Close; (ii) transmit such Orders to the Intermediary as soon as practicable after receipt thereof; (iii) maintain records sufficient to document the date and time of receipt of each such Order; and (iv) enable the Intermediary to make its representations and warranties and comply with its obligations in Section 9(b)(xi) with respect to the Designated UI Internal Control Procedures. The Intermediary represents and warrants that it has in place arrangements reasonably designed to ensure the Underlying Intermediaries’ compliance with the aforementioned agreements and requirements and will act in accordance with those arrangements.

(b)                  The parties acknowledge that the Intermediary’s obligations hereunder relating to the receipt of Orders (and Instructions corresponding to Orders) from Separate Accounts and Policy owners and the maintenance of records concerning the date and time of such receipt, the performance of recordkeeping services for a Separate Account or Policy, or to any other requirements deriving from Section 11 above, may be delegated to or performed by, or may otherwise involve, certain Underlying Intermediaries, whether or not the involvement of Underlying Intermediaries is explicitly referenced in the applicable provisions of this Agreement. In any such case, such Underlying Intermediaries shall be bound by the applicable terms and conditions of this Agreement applicable to the Intermediary with respect to such obligations, and any failure by such Underlying Intermediary to comply with the terms of this Agreement with respect to such obligations shall constitute a breach of this Agreement by the Intermediary. The Intermediary shall be liable for such Underlying Intermediaries’ compliance with the terms of this Agreement to the same extent as if the Intermediary itself had acted or failed to act instead of the Underlying Intermediary. Additionally, the Intermediary shall ensure that the agreements referenced in Section 21(a) above additionally require such Underlying Intermediaries to comply with all relevant requirements under this Agreement.

22. Maintenance of Records: Right to Inspect. With respect to all Orders transmitted or submitted to Vanguard pursuant to this Agreement, the Intermediary will maintain, or cause to be maintained (including, without limitation, by any Underlying Intermediaries), records sufficient to document (a) the truth of the Intermediary’s representations and warranties set forth in this Agreement, as well as (b) the performance of the obligations of the Intermediary and any Underlying Intermediaries set forth in this Agreement. Such records, and any other records that the Intermediary is obligated to maintain, or cause to be maintained, under this Agreement, shall be made available promptly upon request for examination by Vanguard or its designated representative or, at the written request of Vanguard, by appropriate governmental authorities or self-regulatory organizations. In addition, the Intermediary agrees to promptly furnish Vanguard with such information as Vanguard may reasonably request from time to time in order for Vanguard to verify the Intermediary’s compliance with the provisions hereof (including, without limitation, periodic certifications confirming such compliance and/or the Intermediary’s furnishing or making available for Vanguard’s inspection records sufficient to document the Intermediary’s compliance with this Agreement).

23. Authorized Persons.

(a)              For purposes of this Agreement, the Intermediary will designate “Authorized Persons” entitled to act on its behalf in connection with this Agreement. “Authorized Person” will mean any officer or employee of the Intermedialy designated by providing Vanguard with the following: (i) a properly certified copy of a corporate resolution reflecting the vote of the Board of Directors of the Intermediary authorizing the officer or employee, directly or indirectly, to act in connection with this Agreement; and (ii) a specimen signature of such officer or employee. This requirement may be satisfied by the Intermediary furnishing Vanguard with a completed Vanguard Financial Advisor Services or Institutional Asset Management Organization Resolution form. Vanguard shall be entitled to act upon all instructions received from such Authorized Persons until it receives and has had a reasonable opportunity to act upon written notice from the Intermediary that such persons are no longer authorized to act. Vanguard may disregard any instructions not provided by an Authorized Person of the Intermediary.

(b)              Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication or instruction made pursuant to this Agreement may be made orally, provided such oral communication is promptly confirmed in writing by facsimile or electronic transmission. The Intermediary is entitled to rely on any communications or instructions that it reasonably believes were provided to it by Vanguard. Vanguard is entitled to rely on any communications or instructions that it reasonably believes were provided to it by the Intermediary or its Authorized Persons.

24.            Third Party Access. Each party to this Agreement (each, a “Contracting Party”) shall be and remain fully responsible and liable for all actions and omissions by any third party using or accessing ITWS through or on behalf of such Contracting Party (including through the use of any applicable identification numbers, passwords, or other access keys or credentials in the possession of the Contracting Party, or under any unique identifiers assigned to such Contracting Party with respect to ITWS), including without limitation any third party agent or service provider permitted, directed, and/or authorized by such Contracting Party to access and/or act through or upon ITWS with respect to any Accounts or Orders. Any such third party shall be bound by the terms and conditions of this Agreement applicable to the Contracting Party, and any failure by such third party to comply with the terms of this Agreement shall constitute a breach of this Agreement by the Contracting Party. The Contracting Party shall be liable for such third parties’ compliance with the terms of this Agreement to the same extent as if the Contracting Party itself had acted or failed to act instead of the third party.

25.            Miscellaneous.

(a)                  Amendment. This Agreement may be modified or amended from time to time by mutual written agreement of the parties; provided, however, that Vanguard in its sole discretion may modify Exhibits A and B at any time upon 30 days’ advance notice to the Intermediary. Vanguard may, at its option, provide any such notices by e-mail and/or by posting the modified information or materials on a Vanguard website and providing the Intermediary with e-mail notification of such posting.

(b)                  Termination. This Agreement will continue in effect until terminated by either party by 60 days’ advance written notice to the other. Any such termination will not affect the completion of any pending transactions or obligations, and will not affect the indemnities given under this Agreement. Notwithstanding the foregoing, Vanguard shall have the right to terminate this Agreement at any time without prior notice to the Intermediary in the event of excessive transactions or other abusive investment practices, as determined by Vanguard in its sole discretion. Upon any termination of this Agreement, the Intermediary will immediately refrain from submitting Orders to Vanguard.

(c)                  Non-exclusivity. Each party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

(d)                  Conflicting Agreements.                                   This Agreement constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement is executed and delivered by the Intermediary and Vanguard. Nothing contained in this Agreement, however, will be construed to limit or restrict either party’s compliance with any law, regulation or order to which the party is subject, or to prevent the parties from supplementing this Agreement by agreeing to additional duties, obligations, representations, warranties or higher standards of care with respect thereto.

(e)               Attachments. All attachments, exhibits, schedules and other attachments attached to this Agreement from time to time, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

(f)                Assignment.                        Neither Vanguard nor the Intermediary may assign this Agreement without the prior written consent of the other party, and any attempted assignment without such consent will be null and void.

(g)               Cooperation. The parties agree to cooperate with each other in any recordkeeping or reporting necessary to fulfill any governmental or regulatory requirement.

(h)              Governing Law, This Agreement will be governed by and its provisions will be construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

(i)                  Severability. If any provision of this Agreement is held to be invalid, the remaining provisions of this Agreement will continue to be valid and enforceable.

(j)                 Waiver. The failure of a party to insist upon strict adherence to any provision of this Agreement on any occasion will not be considered a waiver nor will it deprive such party of the right thereafter to insist upon strict adherence to that provision or any other provision of this Agreement.

(k)              Notices. Any notice required or permitted hereunder will be in writing and will be given by personal service, mail or facsimile to the other party at the address set forth below (or such other address as the other party may specify by written notice to the first party). Notice will be effective upon receipt if by mail, on the date of personal delivery (by private messenger, courier service or otherwise), or upon receipt of facsimile, whichever occurs first, at:

Vanguard: The Vanguard Group, Inc.

100 Vanguard Boulevard, 236

Malvern, PA 19355

Attention: Principal, Financial Advisor
Services Operations

Fax No.: (610) 503-1154

Copy to:   The Vanguard Group, Inc.

Legal Department, V26

100 Vanguard Blvd.

Malvern, PA 19355

Attention: Intermediary Agreements

Fax No.: (610) 503-5737

Intermediary:  Mutual of America Life Insurance Co

320 Park Avenue, 8th Floor

New York, NY  10022

Att: Sr VP & Associate Treasurer

Fax No: 212-224-2535

Any notification that is permitted under this Agreement to be delivered to the Intermediary via e-mail shall be effective upon receipt and shall be delivered to the following address (or such other address as the Intermediary may specify by written notice to Vanuard):

E-mail: sa-pricing@mutualofamerica.com

(I) Force Majeure. In the event a party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of terrorism, strikes, equipment failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages resulting from such failure to perform or otherwise from such causes.

(m)          Interpretation.                Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular the plural, the part the whole, (ii) references to any gender include all genders, (iii) “including” has the inclusive meaning frequently identified with the phrase “but not limited to”, and (iv) references to “hereunder” or “herein” relate to this Agreement. The section headings in this Agreement are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

(n)              Counterparts. This Agreement and any attachment, exhibit or schedule hereunder may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Any of the foregoing shall become binding when any two or more counterparts thereof, individually or taken together, bear the signatures of both parties hereto. For purposes hereof, a facsimile copy of any of the foregoing, including the signature pages hereto, shall be deemed an original.

IN WITNESS WHEREOF, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, have caused this Agreement to be executed on their behalf by their duly authorized officers as of the date first written above.

THE VANGUARD GROUP, INC.

	By:	/s/Matthew R. Walker

	Name:	Matthew R. Walker

	Title:	Principal

Mutual f America Life Insurance Corporation

By:	/s/Myron Schlanger
	Name:	Myron Schlanger
	Title:	Sr VP & Associate Treasurer

SCHEDULE A

CERTAIN DEFINITIONS

For the purposes of this Agreement, the following terms shall have the following meanings:

(1)                       “1940 Act” shall mean the Investment Company Act of 1940, as amended.

(2)                       “Account” shall mean an account established with Vanguard, and held on Vanguard’s mutual fund shareholder record-keeping system, to reflect the Separate Accounts’ ownership of shares of the VVIF Portfolios and all transactions by the Separate Accounts involving such shares. References to an Account shall be deemed to refer to and include any Account, as established with Vanguard and held on Vanguard’s mutual fund shareholder record-keeping system, through which shares of any VVIF Portfolios are held by or on behalf of any Separate Account and/or through which transactions by any Separate Account involving shares of the VVIF Portfolios are effected, whether or not the Account is held in the name of the Intermediary or an applicable Underlying Intermediary, and including, without limitation, any account established with Vanguard, and held on Vanguard’s mutual fund shareholder record-keeping system, that is established, maintained, administered, and/or acted upon by the Intermediary or any applicable Underlying Intermediary in connection with any Separate Account.

(3)                       “Business Day” shall mean a day on which the New York Stock Exchange is open for trading.

(4)                       “Code” shall mean the Internal Revenue Code of 1986, as amended.

(5)                       “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(6)                       “Extended Processing” shall mean the submission and processing of Orders such that certain Orders may (a) be transmitted to and received by Vanguard (i) by a specified time (as identified in this Agreement) after Market Close on a Business Day, with an Indicated Trade Date of that Business Day, and/or (ii) by a specified time (as identified in this Agreement) on a Business Day with an indicated trade date of the previous Business Day, and (b) receive, in each such case, a Trade Date that is such Indicated Trade Date, subject to certain operational and other requirements pertaining to such Orders, as set forth in this Agreement.

(7)                       “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

(8)                       “Funds” shall mean, collectively, the open-end management investment companies registered under the 1940 Act that are included in The Vanguard Group of investment companies, as well as Vanguard STAR Funds and Vanguard Institutional Index Fund.

(9)                       “Indicated Trade Date” shall mean a Trade Date indicated or otherwise requested by the Intermediary to be assigned to an Order or other transaction involving shares of the VVIF Portfolios submitted or transmitted to Vanguard through ITWS, as indicated in the applicable submission or transmission.

(10)            “IRS” shall mean the Internal Revenue Service.

(11)                “ITWS” shall mean Vanguard’s Institutional Trading Website, at https://investmentonly.vanguard.com or such other address as Vanguard may designate from time to time, which permits the transmission and submission of Orders and certain other communications with respect to transactions involving shares of the Funds.

(12)                “Market Close” shall mean the close of regular trading on the New York Stock Exchange (generally 4:00 p.m., Eastern Time).

(13)                “Order” shall mean an order for the purchase, redemption or exchange of shares of, and/or registration of an Account in, the VVI Fund.

(14)                “Policy” shall mean any of certain variable annuity contracts and/or variable life insurance policies designed and issued by the Intermediary.

(15)            “SAI” shall mean statement of additional information.

(16)       “SEC” shall mean the Securities and Exchange Commission.

(17)                “Separate Account” shall mean any of certain segregated asset accounts established by the Intermediary to fund the Policies.

(18)                “Standard Processing” shall mean the submission and processing of Orders such that Orders received in good order by Vanguard on a Business Day before Market Close will receive that Business Day’s Trade Date, and Orders received in good order by Vanguard on a Business Day after Market Close will receive a Trade Date of the next Business Day.

(19)                “Trade Date” shall mean the trade date for an Order or other transaction involving shares of the VVIF Portfolios.

(20)                “Underlying Intermediary” shall mean an underlying institution with which the Intermediary has entered into an agreement.

(21)                “VVI Fund” shall mean the Vanguard Variable Insurance Fund, one of the Funds.

(22)                “VVIF Portfolio” shall mean any of the portfolios of the VVI Fund.

SCHEDULE B

VVIF PORFOLIOS

Money Market Portfolio

Total Bond Market Index Portfolio

High-Yield Bond Portfolio

Short-Term Investment-Grade Portfolio

Balanced Portfolio

Diversified Value Portfolio

Equity Income Portfolio

Equity Index Portfolio

Growth Portfolio

Mid-Cap Index Portfolio

REIT Index Portfolio

Small Company Growth Portfolio

International Portfolio

Total Stock Market Index Portfolio

Capital Growth Portfolio

Conservative Allocation Portfolio

Moderate Allocation Portfolio

EXHIBIT A

ITWS CONTINGENCY PROCEDURES

I. ITWS Contingency Procedures. In the case of any interruptions to the transmission or receipt of Orders through ITWS, the following procedures shall be followed.

1.                        The Intermediary shall notify Vanguard’s Support Center of the contingency situation by calling (800) 9506667 and obtaining a problem ticket number.

2.                        If the problem relates to the transmission or receipt of Orders through the Web File Upload functionality on ITWS and is not immediately resolved, the Intermediary will submit Orders through the manual transaction entry functionality on such website, before the applicable Transaction Cut-Off Time specified in Section III below.

3.                        Only if (a) the problem relates to the transmission or receipt of Orders through the manual transaction entry functionality on ITWS and is not immediately resolved, and such problem is due to a system failure, or (b) in the scenario described in Section 1.2 above, the manual transaction entry functionality on ITWS is not available due to a system failure, the Intermediary will contact Vanguard’s Automated Processing Team at 888-809-8106 as soon as possible, but in no case later than 30 minutes before the applicable Transaction Cut-Off Time specified below, to inform Vanguard of the ITWS outage and to provide aggregated net purchase or redemption information, by VVIF Portfolio, with respect to the Orders that could not be submitted via ITWS. After this notification, the Intermediary will submit such Orders for processing via facsimile transmission to Vanguard at 484582-2806. Vanguard cannot guarantee Trade Date commitments if the faxed Orders are not received by Vanguard in good order by the applicable Transaction Cut- Off Time specified below.

H. Duplicate Transmission. If any of the foregoing results in the duplicate transmission of Orders (through both ITWS and facsimile transmission, for example) to Vanguard, and such duplicate Orders are not identified to Vanguard and canceled by Vanguard prior to the applicable Transaction Cut-Off Time(s) for the Orders specified below, the Intermediary will be responsible for any costs or losses associated with the subsequent cancellation of such duplicate Orders, except to the extent that the duplicate transmission is directly caused by system problems at Vanguard (or directly by Vanguard’s correction of system problems at Vanguard). The Intermediary may provide Vanguard with information about any duplicate orders by calling Vanguard’s Automated Processing Unit at (888) 809-8106.

III.      Transaction Cut-Off Times.

Transaction Type	Transaction Cut-Off 1’ i me
Same-day wire purchases and redemptions for VVIF Money Market Portfolio	10:45 a.m. Eastern Time on the Business Day corresponding to the desired Trade Date
All other Orders	8:30 a.m. Eastern Time on the next Business Day following the Trade Day

IV.       Faxed Order Instructions. For the purposes of Section 1.3 above, “good order” shall mean that the following information is on the faxed Order instructions:’

•                       Intermediary Name

•                       Contact name and phone number

•                       Current date

•                       Trade Date

•                       Transaction Type:  Wire Purchase, Wire Redemption or Exchange

•                       Fund Identifier: Fund Number, CUSIP, or Ticker Symbol

•                       Vanguard Account number

•                       Transaction amount listed in dollars or shares

•                       AM Trade designation (if applicable)

•                       Signature(s) of Authorized Person(s)

EXHIBIT B

LARGE TRANSACTION AMOUNTS

Portfolio	Large Transaction Amount

Money Market Portfolio	$3,000,000
Total Bond Market Index Portfolio	$1,000,000
High-Yield Bond Portfolio	$500,000
Short-Term Investment-Grade Portfolio	$1,000,000
Balanced Portfolio	$1,000,000
Diversified Value Portfolio	$1,000,000
Equity Income Portfolio	$500,000
Equity Index Portfolio	$500,000
Growth Portfolio	$500,000
Mid-Cap Index Portfolio	$100,000
REIT Index Portfolio	$100,000
Small Company Growth Portfolio	$1,000,000
International Portfolio	$1,000,000
Total Stock Market Index Portfolio	$500,000
Capital Growth Portfolio	$250,000
Conservative Allocation Portfolio	$25,000
Moderate Allocation Portfolio	$25,000